UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-24743	31-1455913
(Commission File Number)	(IRS Employer
Identification No.)
5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 593-9943
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2009, upon recommendation of the Governance Committee, the Board of Directors of Buffalo Wild Wings, Inc. (the “Company”) amended and restated the Company’s Bylaws (as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately. Following is a summary of the principal changes effected by the adoption of the Amended and Restated Bylaws, which summary is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference:

1.    Notice of Meetings.  Section 2.5 of the Amended and Restated Bylaws changes the minimum meeting notice to shareholders from seven (7) days to ten (10) days.

2.    Voting.  Section 2.8 of the Amended and Restated Bylaws no longer permits a shareholder to demand that voting be by ballot.

3.    Order of Business.  The Amended and Restated Bylaws no longer provide a suggested order of business for board and shareholder meetings.

4.    Advance Notice Provisions.  Section 2.9 “Notice of Shareholder Business” was added to the Amended and Restated Bylaws to set out advance notice procedures and deadlines for shareholders to follow when proposing (i) business outside of the procedures established in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) nominations for the election of a director to be considered at an annual or special meeting. The purpose of the advance notice provision is to (i) inform the Company of shareholder business to be brought at the shareholder meeting; (ii) provide an opportunity for all shareholders to be fully informed of such matters; and (iii) enable our Board to make informed recommendations or present alternatives to shareholders regarding such matters.

The advance notice provision requires the shareholder notice to provide specific information, as set forth in Section 2.9(A)(2) of the Amended and Restated Bylaws, including (i) a brief description of the business the shareholder proposes to bring before the meeting; (ii) the reason for conducting such business at the meeting; (iii) any material interest in such business of the shareholder and the beneficial owner on whose behalf the proposal is brought, if any; (iv) information relating to the shareholder’s beneficial ownership of shares of the Company’s capital stock and any derivative security or other arrangement in the Company’s securities; (v) other information that would be required to be disclosed in a proxy solicitation by the shareholder and the beneficial owner on whose behalf the proposal is brought, if any, under Section 14 of the Exchange Act; (vi) information with respect to director nominees that would be required to be disclosed in a proxy statement filed under Section 14 of the Exchange Act; and (vii) information with respect to compensation and relationships among the shareholder, the director nominee and the beneficial owner on whose behalf the nomination is made, if any.

To present a proposal or nomination for a director at an annual meeting, a shareholder must submit such proposal or nomination in writing to the Secretary of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, the proposal or nomination must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company.

To present a nomination for a director at a special meeting called for the election of directors, a shareholder must submit such nomination with the required information in writing to the Secretary of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

Based on May 21, 2009, the date of our 2009 annual meeting of shareholders, shareholders who intend to present a proposal or nomination at our 2010 annual meeting must provide written notice to the Secretary of the Company not earlier than January 10, 2010 nor later than February 8, 2010.  These deadlines apply to shareholder proposals and nominations that are not intended for inclusion in the Company’s proxy materials under Rule 14a-8 of the Exchange Act.

5.Officers.  Article 4 of the Amended and Restated Bylaws now permits the Board of Directors to delegate its authority to a committee or an officer for the appointment and removal of officers.  In addition, Article 4 no longer sets forth the duties of officers. The provisions regarding duties were deemed unnecessary because the officers’ duties are prescribed by statute or determined by the Board at the time of the initial appointment.

Item 9.01           Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Shell company transactions:  None.

(d)           Exhibits:

3.1           Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 27, 2009
BUFFALO WILD WINGS, INC.

By:	/s/ James M. Schmidt
James M. Schmidt, Executive Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

BUFFALO WILD WINGS, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
May 21, 2009	000-24743

BUFFALO WILD WINGS, INC.

EXHIBIT NO.	ITEM

3.1	Amended and Restated Bylaws